Exhibit 99.1

Earnings News

Arotech Reports First Quarter 2017 Results

Ann Arbor, Michigan – May 8, 2017 – Arotech Corporation (NasdaqGM: ARTX) today announced financial results for the quarter ended March 31, 2017.

First Quarter 2017 Financial Highlights:
U.S. $ in thousands, except per share data	Three months ended March 31,		Three months ended December 31, 2016
	2017	2016
GAAP Measures
Revenue	$22,347	$25,406	$21,489
Loss from continuing operations	$(768)	$(382)	$(2,034)
Diluted net loss per share – continuing operations	$(0.03)	$(0.02)	$(0.08)

Non-GAAP Measures (reconciliation to GAAP measures appears in the tables below)
Adjusted EBITDA from continuing operations	$998	$1,882	$807
Adjusted EPS from continuing operations	$0.01	$0.04	$0.01

“Arotech’s first quarter 2017 results, as anticipated, include revenue for the quarter that was less than a year ago, though better than the previous quarter. The engineering based development programs we are currently executing have required us to add engineering staff in both of our US operations to meet demand, but are absent the typical hardware components that help to immediately drive higher revenues,” said acting Arotech CEO Dean Krutty.
“We continued to invest in the quarter in important hybrid power developments, bringing our total investment over the last five quarters to more than a million dollars in this technology, which we expect to be very meaningful to our future. Additionally, our contributions to the US Marine Corps’ Amphibious Assault Vehicle Survivability Upgrade program during the quarter supported important test milestones that have led to the beginning of low rate initial production.”
“Our new battery plant in Sderot, Israel set a new standard for battery line efficiency in the quarter, and is achieving an exceptionally low failure rate after some earlier difficulties. This bodes well for the large backlog of battery orders we expect to deliver from that plant this year.”
“And finally, we were pleased to announce the long anticipated sole-source follow on to our successful VCTS program for the US Army. We look forward to again meeting the Army’s challenge of providing technically exceptional solutions to train soldiers in route clearance tactics and procedures,” concluded Mr. Krutty.
First Quarter 2017 Business Highlights:
•	The Training and Simulation Division received a follow-on contract of up to $41.1 million for the U.S. Army’s Virtual Clearance Training Suite
•
The Training and Simulation Division received a sole source $9.5 million indefinite-delivery/indefinite-quantity award from the U.S. Air Force for continued weapon employment software support for the F-16 fighter aircraft.

•
The U.S. Power Systems Division received $3.4 million to work with US Army CERDEC on an Energy Storage System (ESS) for Tactical Microgrids, contributing to a three week period in which the division booked $8.3 million in new awards

2017 Guidance
Arotech affirms its 2017 outlook for total revenue of $93 to $103 million, with adjusted earnings per share (Adjusted EPS) of $0.20 to $0.24, and adjusted EBITDA of $7.5 million to $8.5 million. This outlook includes only organic contribution, and does not take any potential acquisition activity into account. The financial guidance provided is as of today and Arotech undertakes no obligation to update its estimates in the future.
First Quarter Financial Summary
Revenues from continuing operations for the first quarter were $22.3 million, compared to $25.4 million for the corresponding period in 2016, and $21.5 million in the preceding quarter. The decrease from a year ago is the result of a decrease in VCTS related revenue from a year ago.
Gross profit for the first quarter was $6.5 million, or 29% of revenues, compared to $7.7 million, or 30% of revenues, for the corresponding period in 2016.
Operating expenses were $6.7 million in the first quarter of 2017, down from $7.5 million for the corresponding period in 2016. “We continue to be vigilant in managing our overhead expenses. We have trimmed our G&A expenses while investing in our future growth through sales and marketing and research and development activities,” Krutty said in comparing first quarter 2017 to the first quarter of 2016.
Operating loss for the first quarter of 2017 was $(227,000), compared to an operating income of $143,000 for the corresponding period in 2016.
Arotech’s net loss from continuing operations for the first quarter of 2017 was $(768,000), or $(0.03) per basic and diluted share, compared to a net loss from continuing operations of $(382,000), or $(0.02) per basic and diluted share, for the corresponding period in 2016.
Adjusted Earnings per Share (Adjusted EPS) for the first quarter of 2017 was $0.01, compared to $0.04 for the corresponding period in 2016.
Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (Adjusted EBITDA) for the first quarter of 2017 was $1.0 million, compared to $800,000 for the previous quarter, and $1.9 million for the corresponding period of 2016.
Arotech believes that information concerning Adjusted EBITDA and Adjusted EPS enhances overall understanding of its current financial performance. Arotech computes Adjusted EBITDA and Adjusted EPS, which are non-GAAP financial measures, as reflected in the tables below.
Balance Sheet Metrics
As of March 31, 2017, Arotech had $8.8 million in cash and cash equivalents, as compared to December 31, 2016, when Arotech had $7.4 million in cash and cash equivalents.
As of March 31, 2017, Arotech had total debt of $16.1 million, consisting of $5.8 million in short-term bank debt under its credit facility and $10.3 million in long-term loans. This is in comparison to December 31, 2016, when Arotech had total debt of $13.5 million, consisting of $3.0 million in short-term bank debt under its credit facility and $10.5 million in long-term loans.
Arotech also had $5.7 million in available, unused bank lines of credit with its primary bank as of Mach 31, 2017, under a $15.0 million revolving credit facility and a $10.0 million term loan and a $1.0 million mortgage that were secured by the assets of Arotech and Arotech’s U.S. subsidiaries.

As of December 31, 2016, Arotech had net operating loss carryforwards for U.S. federal income tax purposes of $46.9 million, which are available to offset future taxable income, if any, expiring in 2021 through 2032. Utilization of U.S. net operating losses is subject to annual limitations due to provisions of the Internal Revenue Code of 1986 and similar state provisions. Arotech accrued $219,000 in non-cash tax expenses in the first quarter of 2017, reflecting the uncertainty of the deductibility of intangible expenses for federal income tax purposes.
Arotech had a backlog as of March 31, 2017 of $52.2 million. This compares to a backlog of $57.7 for the same period last year and a backlog of $55.4 as of December 31, 2016.
Conference Call
Arotech will host a conference call tomorrow, Tuesday, May 9, 2017 at 9:00 am Eastern Time, to review Arotech’s financial results and business outlook.
To participate, please call one of the following telephone numbers. Please dial in at least 10 minutes before the start of the call:
•	US: 1-866-682-6100
•	International: +1-862-255-5401
•	Conference ID: AROTECH
The conference call will also be broadcast live as a listen-only webcast on the investor relations section of Arotech’s website at http://www.arotech.com/.
The online webcast will be archived on the Arotech’s website for at least 90 days and a telephonic playback of the conference call will also be available by calling 1-877-481-4010 within the U.S. and 1-919-882-2331 internationally.
The telephonic playback will be available beginning at 12:00 p.m. Eastern time on Tuesday, May 9, 2017, and continue through 11:59 p.m. Eastern time on Tuesday, May 16, 2017. The replay passcode: 10370.
About Arotech Corporation
Arotech Corporation is a leading provider of quality defense and security products for the military, law enforcement and homeland security markets, including multimedia interactive simulators/trainers and advanced battery solutions, innovative energy management and power distribution technologies, and lithium batteries and chargers. Arotech operates two major business divisions: Training and Simulation, and Power Systems.
Arotech is incorporated in Delaware, with corporate offices in Ann Arbor, Michigan, and research, development and production subsidiaries in Michigan, South Carolina, and Israel. For more information on Arotech, please visit Arotech’s website at www.arotech.com.
Investor Relations Contact:
Scott Schmidt
Scott.Schmidt@arotechusa.com
800-281-0356
Except for the historical information herein, the matters discussed in this news release include forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect management’s current knowledge, assumptions, judgment and expectations regarding future performance or events. Although management believes that the expectations reflected in such statements are reasonable, readers are cautioned not to place undue reliance on these forward-looking statements, as they are subject to various risks and uncertainties that may cause actual results to vary materially. These risks and uncertainties include, but are not limited to, risks relating to: product and technology development; the uncertainty of the market for Arotech’s products; changing economic conditions; delay, cancellation or non-renewal, in whole or in part, of contracts or of purchase orders (including as a result of budgetary cuts resulting from automatic sequestration under the Budget Control Act of 2011); and other risk factors detailed in Arotech’s most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2016, and other filings with the Securities and Exchange Commission. Arotech assumes no obligation to update the information in this release. Reference to Arotech’s website above does not constitute incorporation of any of the information thereon into this press release.

CONDENSED CONSOLIDATED BALANCE SHEET SUMMARY (UNAUDITED)
(U.S. Dollars)

	March 31, 2017	December 31, 2016
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$8,819,162	$7,399,963
Trade receivables	17,791,248	16,821,737
Unbilled receivables	9,383,884	10,981,577
Other accounts receivable and prepaid	2,388,834	2,156,896
Inventories	9,798,557	10,318,021
TOTAL CURRENT ASSETS	48,181,685	47,678,194
LONG TERM ASSETS:
Property and equipment, net	6,198,754	5,915,240
Other long term assets	3,342,450	3,233,900
Intangible assets, net	6,180,413	6,823,346
Goodwill	45,838,351	45,489,517
Discontinued operations	270,139	270,139
TOTAL LONG TERM ASSETS	61,830,107	61,732,142
TOTAL ASSETS	$110,011,792	$109,410,336

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Trade payables	$5,254,493	$4,362,804
Other accounts payable and accrued expenses	5,691,062	5,597,558
Current portion of long term debt	2,081,199	1,828,840
Short term bank credit	5,803,114	2,973,032
Current portion of severance	–	2,577,472
Deferred revenues	5,362,215	6,421,271
TOTAL CURRENT LIABILITIES	24,192,083	23,760,977
LONG TERM LIABILITIES:
Accrued Israeli statutory/contractual severance pay	4,106,451	3,891,710
Long term portion of debt	8,173,483	8,703,736
Other long-term liabilities	8,201,171	7,968,867
TOTAL LONG-TERM LIABILITIES	20,481,105	20,564,313
TOTAL LIABILITIES	44,673,188	44,325,290
STOCKHOLDERS’ EQUITY:
TOTAL STOCKHOLDERS’ EQUITY (NET)	65,338,604	65,085,046
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$110,011,792	$109,410,336

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (UNAUDITED)
 (U.S. Dollars, except share data)
	Three months ended March 31,
	2017	2016
Revenues	$22,347,445	$25,406,481

Cost of revenues	15,867,498	17,712,174
Research and development expenses	995,434	836,082
Selling and marketing expenses	1,995,967	1,654,866
General and administrative expenses	3,017,218	4,292,413
Amortization of intangible assets	697,993	768,003
Total operating costs and expenses	22,574,110	25,263,538

Operating income (loss)	(226,665)	142,943

Other income (loss)	12,154	26,037
Financial expenses, including foreign currency losses	(333,857)	(337,658)
Total other income	(321,703)	(311,621)
Loss from continuing operations before income tax expense	(548,368)	(168,678)

Income tax expense	219,940	213,453
Loss from continuing operations	(768,308)	(382,131)
Loss from discontinued operations, net of income tax	–	(261,646)
Net loss	(768,308)	(643,777)

Other comprehensive income (loss), net of income tax
Foreign currency translation adjustment	915,032	360,098
Comprehensive income (loss)	$146,724	$(283,679)

Basic net loss per share – continuing operations	$(0.03)	$(0.02)
Basic net loss per share – discontinued operations	$(0.00)	$(0.01)
Basic net loss per share	$(0.03)	$(0.03)

Diluted net loss per share – continuing operations	$(0.03)	$(0.02)
Diluted net loss per share – discontinued operations	$(0.00)	$(0.01)
Diluted net loss per share	$(0.03)	$(0.03)
Weighted average number of shares used in computing basic net income/loss per share	26,169,228	24,797,875
Weighted average number of shares used in computing diluted net income/loss per share	26,169,228	24,797,875

Reconciliation of Non-GAAP Financial Measure – Continuing Operations
To supplement Arotech’s consolidated financial statements presented in accordance with U.S. GAAP, Arotech uses a non-GAAP measure, Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA). This non-GAAP measure is provided to enhance overall understanding of Arotech’s current financial performance. Reconciliation of the nearest GAAP measure to adjusted EBITDA follows:

	Three months ended March 31,
	2017	2016
Net loss	$(768,308)	$(643,777)
Loss from discontinued operations, net of income tax	–	(261,646)
Net loss from continuing operations (GAAP measure)	$(768,308)	$(382,131)
Add back:
Financial expense – including interest	321,703	311,621
Income tax expenses	219,940	213,453
Depreciation and amortization expense	1,117,462	1,175,039
Other adjustments*	106,833	564,306
Total adjusted EBITDA	$997,630	$1,882,288

*Includes stock compensation expense, one-time transaction expenses and other non-cash expenses.

CALCULATION OF ADJUSTED EARNINGS PER SHARE
(U.S. $ in thousands, except per share data)

	Three months ended March 31,
	2017	2016

Revenue (GAAP measure)	$22,347	$25,406
Net loss	$(768)	$(644)
Loss from discontinued operations, net of income tax	–	(262)
Net loss from continuing operations (GAAP measure)	$(768)	$(382)
Adjustments:
Amortization	698	768
Stock compensation	107	492
Non-cash taxes	229	151
Other non-recurring expenses	–	22
Income tax impact on adjustments	–	–
Net adjustments	$1,034	$1,433
Adjusted Net Income	$266	$1,051
Number of diluted shares	26,402	25,920
Adjusted EPS	$0.01	$0.04